Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-139509 and 333-151571 each on Form S-8 of our reports dated March 11, 2009, relating to the financial statements of IPG Photonics Corporation and subsidiaries, and the effectiveness of IPG Photonics Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of IPG Photonics Corporation for the year ended December 31, 2008.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 11, 2009